EXHIBIT 99.01
Consent of Stan McLelland
     I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Valero GP Holdings, LLC and the related prospectus and any amendments thereto.
Date: June 28, 2006

/s/ Stan McLelland
Stan McLelland